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                  ADDENDUM TO ASSET PURCHASE AGREEMENT

          This Addendum to Asset Purchase Agreement is made the 1st day of JANUARY, 2004.

BETWEEN:

          MIND YOUR OWN SKIN PRODUCTS INC. a Company incorporated pursuant to the laws of the Province of British Columbia being a wholly owned subsidiary of AVVAA WORLD HEALTH CARE
          PRODUCTS INC. a Company incorporated
          pursuant to the laws of the State of Nevada and each having an office address located at 3018 Schaeffer Road, Falkland, in the
          Province of British Columbia, Canada V0E 1W0

          (hereinafter the "Purchaser")
                                                               OF THE FIRST PART

AND:
          594360 B.C. LTD.
          carrying on business under the firm name and style of "Mystic Mountain Body and Spa
          Products" a Company incorporated pursuant to the laws of the Province of British Columbia and having its registered office located at 9015 Russet Drive, Coldstream, in the
          Province of British Columbia, V1B 2B7

          (hereinafter the "Vendor")

                                                              OF THE SECOND PART

AND:      RONALD JAMES REYNOLDS, Businessman, of
          9015 Russet Drive, Coldstream, British Columbia, V1B 2B7.

          (hereinafter called the "Vendor's Covenantor")

                                                               OF THE THIRD PART


          WHEREAS the parties entered into that certain Asset Purchase Agreement dated October 15, 2003 (hereinafter the "Asset Purchase Agreement") wherein the Purchaser agreed to purchase and the Vendor agreed to sell subject to certain exceptions enumerated in the Asset Purchase Agreement, all the property, assets and undertaking of the Vendor's Business as defined in the Asset Purchase Agreement, as a going concern, on the terms and subject to the conditions therein provided;



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AND WHEREAS the parties have agreed to amend certain provisions of the Asset
Purchase Agreement by this Addendum to the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the Asset Purchase Agreement, the premises and the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the parties do hereby mutually agree as follows:

1. All defined terms described in the Asset Purchase Agreement dated October 15, 2003 shall have the same meaning in this Addendum to the Asset Purchase Agreement.

2. Paragraph 2 of the Asset Purchase shall be and is hereby deleted and the following paragraph substituted therefor:

          2.   PURCHASE PRICE AND ALLOCATION
               -----------------------------

               Subject to adjustment as provided in section 4 and 16, the purchase price (the "Asset Purchase Price") payable by the Purchaser to the Vendor for the Assets shall be ONE HUNDRED THOUSAND ($100,000.00) DOLLARS and shall be allocated as follows:

          (a)  to the Equipment and Furnishings, the sum of $21,800.00;

          (b) to the Inventories the sum of $78,199.00 subject to adjustment pursuant to Section 4;

          (c) to the Intangible Property, the Material Contracts, Goodwill and any other of the Assets purchased hereunder, the sum of $1.00.

3. Paragraph 3 of the Asset Purchase shall be and is hereby deleted and the following paragraph substituted therefor:

          3.   PAYMENT OF THE PURCHASE PRICE
               -----------------------------

          3.01 The Purchase Price shall be paid and satisfied, subject to adjustment pursuant to section 4 and 16, by payment of the sum of FIFTEEN THOUSAND ($15,000.00) DOLLARS, without interest, on or before the 31st day of January, 2004 and payment of the balance of the Purchase Price of EIGHTY FIVE THOUSAND ($85,000.00) DOLLARS, without interest, on or before the 15th day of March, 2004. As security for payment therefore the Purchaser shall issue to the Vendor, on Closing, a promissory note for the said sum of $15,000.00 due January 31, 2004 and a promissory note for the said sum of $85,000.00 due March 15, 2004.

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4.        Paragraph 12.04 of the Asset Purchase shall be and is hereby deleted and the following paragraph substituted therefor:

12.04     Transactions of the Purchaser on Closing  At the Closing the Purchaser
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shall deliver or cause to be delivered:

          (a) a promissory note for the sum of $15,000.00, without interest, due January 31, 2004 and a promissory note for the sum of $85,000.00, without interest, due March 15, 2004. The balance payable under the Promissory Notes shall be subject to adjustment pursuant to section 4 and 16 of the Asset Purchase Agreement.

4. All other terms and conditions set out in the Asset Purchase Agreement shall remain the same.

IN WITNESS WHEREOF the parties hereto have executed this Addendum to the Asset Purchase Agreement as of the day and year first above written.

MIND YOUR OWN SKIN PRODUCTS INC.                    )
by its authorized signatories:                      )

/s/ John Stewart Farley                             )
----------------------------------------------            )
JOHN STEWART FARLEY                                 )

/s/  Charles Austin                                 )
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CHARLES AUSTIN


594360 B.C. LTD.                                    )
by its authorized signatory:                        )
                                                    )
/s/  Ronald James Reynolds                          )
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RONALD JAMES REYNOLDS                                     )


SIGNED, SEALED AND DELIVERED by`                    )
RONALD JAMES REYNOLDS in the presence of:           )

                                                    )
-------------------------------------               )/s/ Ronald James Reynolds
                                                         ----------------------
                                                    )    RONALD JAMES REYNOLDS
-------------------------------------
                                                    )


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